Exhibit 99.1

FORTRESS BIOTECH REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2015 ENDED

SEPTEMBER 30, 2015

New York, NY – November 9, 2015 – Fortress Biotech, Inc. (NASDAQ: FBIO) announces its financial results for the third quarter ended September 30, 2015.

Dr. Lindsay A. Rosenwald, Fortress Biotech’s Chairman, President and CEO, said, “During the third quarter we continued to make progress on executing our business plan of creating a portfolio of marketed products and products under development that will potentially provide us with a diversified long-term revenue stream and enhance shareholder value. We also focused on developing the products that we acquired either within Fortress, or through our Fortress Companies. In July, Escala Therapeutics, a Fortress Company focused on therapies for orphan/ultra-orphan, rare or neglected disorders, acquired a license for the development of oral N-acetyl-D-mannosamine, a key compound in the sialic biosynthetic pathway, for the treatment of hyposialylation disorders, including GNE myopathy and various forms of nephropathy.”

Financial Highlights:

•	At September 30, 2015, Fortress Biotech’s cash and marketable securities totaled $65.5 million compared to $61.0 million at June 30, 2015 and $69.8 million at December 31, 2014, an increase of $4.5 million for the quarter and a decrease of $4.3 million year-to-date. This total excludes restricted cash of $14.6 million.
•	License acquisitions totaled $1.9 million and $10.9 million for the three and nine months ended September 30, 2015, respectively.
•	Research and development expenses were $9.1 million and $13.2 million for the three and nine months ended September 30, 2015, respectively. Noncash stock-based compensation expenses included in research and development were $4.3 million and $5.2 million, respectively for the three and nine months ended September 30, 2015.
•	General and administrative expenses were $7.1 million and $14.4 million for the three and nine months ended September 30, 2015, respectively. Noncash stock-based compensation expenses included in general and administrative expenses were $4.2 million and $6.7 million, respectively for the three and nine months ended September 30, 2015.
•	Quarterly net loss was $18.2 million and $36.4 million, or $0.46 and $0.93 per share, for the three and nine months ended September 30, 2015 respectively, compared to a quarterly net loss of $4.6 million and $16.7 million, or $0.13 and $0.46 per share for the three and nine months ended September 30, 2014, respectively.

Recent Corporate Events:

Escala Therapeutics, Inc.

•	In July 2015, Escala Therapeutics acquired from New Zealand Pharmaceuticals Limited a license from the National Institutes of Health and Cooperative Research and Development Agreements for the development of oral N-acetyl-D-mannosamine.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress” or “the Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress plans to develop and commercialize products both within Fortress and within subsidiary companies, also known as Fortress Companies.  In addition to its internal development programs, the Company will leverage its biopharmaceutical business expertise and drug development capabilities to help the Fortress Companies achieve their goals.  Additionally, the Company will provide funding and management services to each of the Fortress Companies and, from time to time, the Company and the Fortress Companies will seek licensing, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Fortress Biotech, Inc.

781-652-4525; ir@fortressbiotech.com

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$25,563	$49,759
Marketable securities, at fair value	39,951	20,002
Prepaid expenses and other current assets	1,096	702
Total current assets	66,610	70,463

Property and equipment, net	129	52
Restricted cash	14,586	14,586
Long-term investments, at fair value	4,095	4,160
Intangible asset - license	1,250	-
Other assets	194	64
Total assets	$86,864	$89,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,287	$366
Interest payable	26	28
Accrued expenses	7,137	3,683
Total current liabilities	8,450	4,077

Notes payable, long-term, net (net of debt discount of $718 and $6 at September 30, 2015 and December 31, 2014, respectively)	23,291	14,003
Other long-term liabilities	202	722
Total liabilities	31,943	18,802

Commitments and contingencies

Stockholders' equity
Convertible Preferred stock, $.001 par value, 129,767 Series C shares authorized, 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 47,133,715 and 46,494,034 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	47	46
Additional paid-in-capital	231,684	212,205
Accumulated deficit	(178,120)	(141,728)
Total stockholders' equity attributed to the Company	53,611	70,523

Non-controlling interests	1,310	-
Total stockholders' equity	54,921	70,523
Total liabilities and stockholders' equity	$86,864	$89,325

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

($ in thousands except for share and per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenue - from a related party	$25	$-	$525	$-

Operating expenses
Research and development	9,073	1,609	13,172	8,473
Research and development – licenses acquired	1,895	-	10,882	-
General and administrative	7,129	2,737	14,376	7,218
Total operating expenses	18,097	4,346	38,430	15,691
Loss from operations	(18,072)	(4,346)	(37,905)	(15,691)

Other income (expenses)
Interest income	39	168	195	517
Interest expense	(350)	(121)	(1,033)	(1,206)
Change in fair value of investments	(1,472)	(293)	(65)	(293)
Total other income (expenses)	(1,783)	(246)	(903)	(982)
Net loss	(19,855)	(4,592)	(38,808)	(16,673)

Less: net loss attributable to non-controlling interest	1,694	-	2,416	-
Net loss attributable to common stockholders	$(18,161)	$(4,592)	$(36,392)	$(16,673)

Basic and diluted net loss per common share	$(0.46)	$(0.13)	$(0.93)	$(0.46)

Weighted average common shares outstanding—basic and diluted	39,412,056	36,024,810	39,038,522	35,977,355